EXHIBIT 21

COLGATE-PALMOLIVE COMPANY
SUBSIDIARIES OF THE REGISTRANT

Name of Company	Jurisdiction of Organization
887357 Ontario Inc.	Canada
Cleaning Dimensions, Inc.	Delaware
COLGALIVE S.A.	Dominican Republic
Colgate (BVI) Limited	British Virgin Islands
Colgate (Guangzhou) Company Limited	China
Colgate (U.K.) Limited	United Kingdom
Colgate Business Services of the Americas, S.C.	Mexico
Colgate Flavors and Fragrances, Inc.	Delaware
Colgate Global Business Services Private Limited	India
Colgate Holdings	United Kingdom
Colgate Oral Pharmaceuticals, Inc.	Delaware
Colgate Palmolive Ghana Limited	Ghana
Colgate Palmolive Holding S.Com.P.A.	Spain
Colgate Palmolive Nouvelle Caledonie Sarl	New Caldonia
Colgate Palmolive Tanzania Limited	Tanzania
Colgate Sanxiao Company Limited	China
Colgate Venture Company, Inc.	Delaware
Colgate, Inc.	Delaware
Colgate-Palmolive (America), Inc.	Delaware
Colgate-Palmolive (Asia) Pte, Ltd	Singapore
Colgate-Palmolive (Blantyre) Limited	Malawi
Colgate-Palmolive (Brunei) Sdn Bhn	Brunei
Colgate-Palmolive (Central America) Inc. y Compañia Limitada	Guatemala
Colgate-Palmolive (Central America), Inc.	Delaware
Colgate-Palmolive (Centro America) S.A.	Guatemala
Colgate-Palmolive (China) Co. Ltd	China
Colgate-Palmolive (Costa Rica), S.A.	Costa Rica
Colgate-Palmolive (Dominica), Inc.	Delaware
Colgate-Palmolive (Dominican Republic), Inc.	Delaware
Colgate-Palmolive (East Africa) Limited	Kenya
Colgate-Palmolive (Eastern) Pte. Ltd.	Singapore
Colgate-Palmolive (Egypt) S.A.E.	Delaware/Egypt
Colgate-Palmolive (Far East) Sdn Bhd	Malaysia
Colgate-Palmolive (Fiji) Limited	Fiji
Colgate-Palmolive (Gabon), S.A.	Gabon
Colgate-Palmolive (Gulf States) Ltd. *	British Virgin Islands
Colgate-Palmolive (Guyana) Ltd.	Guyana
Colgate-Palmolive (H.K.) Limited	Hong Kong
Colgate-Palmolive (Hellas) S.A. I.C.	Greece
Colgate-Palmolive (Hong Kong) Holding Limited	Hong Kong
Colgate-Palmolive (India) Limited *	India
Colgate-Palmolive (Kazakhstan), L.L.P.	Kazakhstan
Colgate-Palmolive (Latvia) Ltd.	Latvia
Colgate-Palmolive (Malaysia) Sdn Bhd	Malaysia
Colgate-Palmolive (Middle East Exports) Ltd.	British Virgin Islands
Colgate-Palmolive (Myanmar) Limited	Myanmar
Colgate-Palmolive (New York), Inc.	Delaware
Colgate-Palmolive (Poland) Sp. z o.o.	Poland

Colgate-Palmolive (Proprietary) Limited	South Africa
Colgate-Palmolive (Research & Development), Inc.	Delaware
Colgate-Palmolive (Romania) SRL	Romania
Colgate-Palmolive (Thailand) Limited	Thailand
Colgate-Palmolive (Uganda) Limited	Uganda
Colgate-Palmolive (UK) Limited	United Kingdom
Colgate-Palmolive (Vietnam) Ltd.	Vietnam
Colgate-Palmolive (Zambia) Inc.	Delaware
Colgate-Palmolive (Zimbabwe), Inc.	Delaware
Colgate-Palmolive A.B.	Sweden
Colgate-Palmolive A/S	Denmark
Colgate-Palmolive Adria Ltd.	Slovenia
Colgate-Palmolive Arabia Ltd. *	Saudi Arabia
Colgate-Palmolive Argentina S.A.	Argentina
Colgate-Palmolive Asia Pacific Limited	Hong Kong
Colgate-Palmolive Asia Pacific Treasury Services Limited	Hong Kong
Colgate-Palmolive Belgium S.A.	Belgium
Colgate-Palmolive Bolivia, Ltda.	Bolivia
Colgate-Palmolive Cameroun S.A. *	Cameroon
Colgate-Palmolive Canada, Inc.	Canada
Colgate-Palmolive Caricom Service Co., Inc.	Puerto Rico
Colgate-Palmolive Central European Management Inc.	Delaware
Colgate-Palmolive Èeská republika spol. s r.o.	Czech Republic
Colgate-Palmolive Chile S.A.	Chile
Colgate-Palmolive Cia.	Delaware
Colgate-Palmolive Comercial Ltda.	Brazil
Colgate-Palmolive Commercial (Hellas) SP LLC	Greece
Colgate-Palmolive Commerciale S.A.S.	France
Colgate-Palmolive Commericale S.r.l.	Italy
Colgate-Palmolive Compania Anonima	Venezuela
Colgate-Palmolive Company GmbH	Switzerland
Colgate-Palmolive Company, Distr. LLC	Puerto Rico
Colgate-Palmolive Cote d’Ivoire, S.A.	Ivory Coast
Colgate-Palmolive Cyprus Limited	Cyprus
Colgate-Palmolive de Paraguay Sociedad Anonima	Paraguay
Colgate-Palmolive de Puerto Rico, Inc.	Delaware
Colgate-Palmolive del Ecuador, S.A.I.C.	Ecuador
Colgate-Palmolive del Peru (Delaware) Inc.	Delaware
Colgate-Palmolive Development Corp.	Delaware
Colgate-Palmolive East West Africa Region (Pty) Ltd	South Africa
Colgate-Palmolive Enterprises, Inc.	Delaware
Colgate-Palmolive Espana, S.A.	Spain
Colgate-Palmolive Europe (Holdings) Sarl	Switzerland
Colgate-Palmolive Europe Sarl	Switzerland
Colgate-Palmolive Finance (UK) plc	United Kingdom
Colgate-Palmolive Global Trading Company	Delaware
Colgate-Palmolive Holding Argentina S.A.	Argentina
Colgate-Palmolive Holding Inc.	Delaware
Colgate-Palmolive Hungary Kft, Limited Liability Company	Hungary
Colgate-Palmolive IHQ Services (Thailand) Limited	Thailand
Colgate-Palmolive Inc.	Delaware
Colgate-Palmolive Inc. S.A.	Uruguay
Colgate-Palmolive Industrial Ltda.	Brazil
Colgate-Palmolive Industriel S.A.S.	France

Colgate-Palmolive International LLC	Delaware
Colgate-Palmolive Investment Co., Inc.	Delaware
Colgate-Palmolive Investments (BVI) Ltd.	British Virgin Islands
Colgate-Palmolive Investments (PNG) Ltd.	Papua New Guinea
Colgate-Palmolive Investments, (UK) Limited	United Kingdom
Colgate-Palmolive Investments, Inc.	Delaware
Colgate-Palmolive Israel Ltd.	Israel
Colgate-Palmolive Italia, S.r.l.	Italy
Colgate-Palmolive JSC	Russia
Colgate-Palmolive Lanka (Private) Limited	Sri Lanka
Colgate-Palmolive Latin America LLC	Panama
Colgate-Palmolive Limited	New Zealand
Colgate-Palmolive Manufacturing (Poland) Sp. z o.o.	Poland
Colgate-Palmolive Marketing Sdn Bhd	Malaysia
Colgate-Palmolive Maroc, S.A.	Morocco
Colgate-Palmolive Mocambique Limitada	Mozambique
Colgate-Palmolive Nederland B.V.	Netherlands
Colgate-Palmolive NJ, Inc.	New Jersey
Colgate-Palmolive Norge A/S	Norway
Colgate-Palmolive Participacoes e Investimentos Imobiliarios, Lda.	Portugal
Colgate-Palmolive Peru S.A.	Peru
Colgate-Palmolive Philippines, Inc.	Philippines
Colgate-Palmolive Pty Ltd	Australia
Colgate-Palmolive Retirement Trustee Limited	New Zealand
Colgate-Palmolive S.p.A.	Italy
Colgate-Palmolive Senegal	Senegal
Colgate-Palmolive Services (Belgium) SA/NV	Belgium
Colgate-Palmolive Services (Hellas) LLC	Greece
Colgate-Palmolive Services (Poland) Sp. z o.o.	Poland
Colgate-Palmolive Services CEW GmbH	Germany
Colgate-Palmolive Services, S.A.	France
Colgate-Palmolive Slovensko, s.r.o.	Slovakia
Colgate-Palmolive Support Services	Ireland
Colgate-Palmolive Temizlik Urunleri Sanayi ve Ticart S.A.	Turkey
Colgate-Palmolive Transnational Inc.	Delaware
Colgate-Palmolive Ukraine LLC	Ukraine
Colgate-Palmolive Unipessoal, Lda	Portugal
Colgate-Palmolive, S.A. de C.V.	Mexico
Colpal CBS, S de R. L. de C. V.	Mexico
Consumer Viewpoint Center, Inc.	New Jersey
Cotelle S.A.	France
CP Australia Employee Share Scheme Pty Limited	Australia
CP GABA GmbH	Germany
CP International Holding C.V.	Netherlands
CP West East Investment Limited	Nigeria
CPIF Venture, Inc.	Delaware
Dimac Development Corp.	Delaware
Dominica Coconut Products Limited	Dominica
EKIB, Inc.	Delaware
ELM Company Limited	Bermuda
Elta MD Holdings, Inc.	Delaware
Elta MD, Inc.	Texas
GABA Europe Holding GmbH	Switzerland
GABA International Holding LLC	Delaware

GABA Schweiz AG	Switzerland
GABA Therwil GmbH	Switzerland
Gamma Development Co., Ltd.	Thailand
Global Trading and Supply LLC	Delaware
Hamol, Ltd.	Delaware
Hawley & Hazel (BVI) Company Ltd. *	British Virgin Islands
Hill’s Funding Company	Delaware
Hill’s Pet Nutrition (NZ) Limited	New Zealand
Hill’s Pet Nutrition (Thailand) Co., Ltd.	Thailand
Hill’s Pet Nutrition Asia Limited	Hong Kong
Hill’s Pet Nutrition B.V.	Netherlands
Hill’s Pet Nutrition Canada Inc.	Canada
Hill’s Pet Nutrition de Mexico, S.A. de C.V.	Mexico
Hill’s Pet Nutrition de Puerto Rico, Inc.	Puerto Rico
Hill’s Pet Nutrition Denmark ApS	Denmark
Hill’s Pet Nutrition Espana, S.L.	Spain
Hill’s Pet Nutrition GmbH	Germany
Hill’s Pet Nutrition Holding B.V.	Netherlands
Hill’s Pet Nutrition Indiana, Inc.	Delaware
Hill’s Pet Nutrition Italia, S.r.l.	Italy
Hill’s Pet Nutrition Korea Ltd.	Korea
Hill’s Pet Nutrition Ltd.	U.K.
Hill’s Pet Nutrition Manufacturing, B.V.	Netherlands
Hill’s Pet Nutrition Manufacturing, s.r.o	Czech Republic
Hill’s Pet Nutrition Norway AS	Norway
Hill’s Pet Nutrition OOO	Russia
Hill’s Pet Nutrition Pty. Limited	Australia
Hill’s Pet Nutrition s.r.o.	Czech Republic
Hill’s Pet Nutrition Sales, Inc.	Delaware
Hill’s Pet Nutrition SNC	France
Hill’s Pet Nutrition South Africa Proprietary Limited	South Africa
Hill’s Pet Nutrition Sweden AB	Sweden
Hill’s Pet Nutrition Switzerland GmbH	Switzerland
Hill’s Pet Nutrition Taiwan, Ltd	Taiwan
Hill’s Pet Nutrition Trading (GZ) Co., Ltd	China
Hill’s Pet Nutrition, Inc.	Delaware
Hill’s Pet Nutrition, S.p.A.	Italy
Hill’s Pet Products (Benelux) S.A.	Belgium
Hill’s Pet Products, Inc.	Delaware
Hill’s Veterinary Companies of America, Inc.	Delaware
Hill’s-Colgate (Japan) Ltd.	Japan
Hopro Liquidating Corp.	Ohio
Hygiene Systemes et Services SA	Tunisia
IES Enterprises, Inc.	Massachusetts
Inmobiliaria Colpal, S. de R.L. de C.V.	Mexico
Inmobiliaria Hills, S.A. de C.V.	Mexico
Innovacion Creativa, S.A. de C.V.	Mexico
Kolynos Corporation	Delaware
Lournay Sales, Inc.	Delaware
Mennen de Chile, Ltd.	Delaware
Mennen de Nicargua, S.A.	Delaware
Mennen Interamerica, Ltd.	Delaware
Mennen Limited	Delaware
Mennen South Africa, Ltd.	Delaware

Mission Hills Property Corporation	Delaware
Mission Hills, S.A. de C.V.	Mexico
Norwood International, Incorporated	Delaware
Olive Music Publishing Corporation	Delaware
P.T. Colgate Palmolive Indonesia *	Indonesia
Paramount Research, Inc.	Delaware
Penny, LLC	Delaware
Pet Chemicals Inc.	Florida
Physicians Care Alliance, LLC	Arizona
Productos Halogenados Copalven, C.A.	Venezuela
Purity Holding Company	Delaware
Purity Music Publishing Corporation	Delaware
Refresh Company Limited	Dominica
Samuel Taylor Holdings B.V.	Netherlands
Sanxiao Company Limited	Hong Kong
Services Development Co., Ltd.	Thailand
Societe Generale de Negoce et de Services (GENESE) S.A.	Tunisia
The Lournay Company, Inc.	Delaware
The Murphy-Phoenix Company	Ohio
Tom’s of Maine, Inc.	Maine
Veterinary Companies of America, Inc.	Delaware
Vipont Pharmaceutical, Inc.	Delaware
XEB Inc.	New Jersey
* Indicates a company that is not wholly owned, directly or indirectly, by Colgate-Palmolive Company.